Exhibit 99.1

VISHAY REPORTS RESULTS FOR THIRD QUARTER 2021

•	Revenues Q3 of $814 million.
•	Gross margin Q3 of 27.7%.
•	Operating margin Q3 of 15.2%.
•	EPS Q3 of $0.67; adjusted EPS of $0.63.
•	Free Cash for the trailing 12 months Q3 of $267 million.
•	Guidance Q4 2021 for revenues of $805 to $845 million and at a gross margin of 27.7% plus/minus 50 basis points at Q3 exchange rates.

Vishay Intertechnology, Inc. (NYSE: VSH), one of the world's largest manufacturers of discrete semiconductors and passive components, today announced its results for the fiscal quarter and nine fiscal months ended October 2, 2021.

Revenues for the fiscal quarter ended October 2, 2021 were $813.7 million, compared to $819.1 million for the fiscal quarter ended July 3, 2021, and $640.2 million for the fiscal quarter ended October 3, 2020.  Net earnings attributable to Vishay stockholders for the fiscal quarter ended October 2, 2021 were $96.8 million, or $0.67 per diluted share, compared to $93.2 million, or $0.64 per diluted share for the fiscal quarter ended July 3, 2021, and $33.5 million, or $0.23 per diluted share for the fiscal quarter ended October 3, 2020.

As summarized on the attached reconciliation schedule, all periods presented include items affecting comparability.  Adjusted earnings per diluted share, which exclude certain items net of tax and the unusual tax items, were $0.63, $0.61, and $0.25 for the fiscal quarters ended October 2, 2021, July 3, 2021, and October 3, 2020, respectively.

Commenting on results for the third quarter 2021, Dr. Gerald Paul, President and Chief Executive Officer stated, “In the third quarter of 2021, we continued to operate under excellent economic conditions, resulting in a further increase of our record backlogs. During the quarter we experienced localized shortages of labor impacting the manufacturing output. The automotive sector is expected to increase over the next quarters as the current supply chain problems are getting resolved step by step. We also continued to strategically increase prices to offset the increased inflationary costs for metals, materials and transportation.”

Dr. Paul continued, “We anticipate higher growth rates than in the past for our key end markets and we intend to further invest in the expansion of our manufacturing capacities to be well positioned to take advantage of these growth opportunities. In this context, we announced that we will build a 12” fab for MOSFETs adjacent to our existing fab in Itzehoe, Germany. Despite increased capital expenditures, we expect to continue to generate strong annual free cash flow.”

Commenting on the outlook Dr. Paul stated, “For the fourth quarter 2021 we guide for revenues in the range of $805 to $845 million at a gross margin of 27.7% plus/minus 50 basis points at the exchange rates of Q3 2021.”

A conference call to discuss Vishay’s third quarter financial results is scheduled for Wednesday, November 3, 2021 at 9:00 a.m. ET. The dial-in number for the conference call is 877 589-6174 (+1 706-643-1406, if calling from outside the United States) and the access code is 9760937.

A live audio webcast of the conference call and a PDF copy of the press release and the quarterly presentation will be accessible directly from the Investor Relations section of the Vishay website at http://ir.vishay.com.

There will be a replay of the conference call from 12:00 p.m. ET on Wednesday, November 3, 2021 through 11:59 p.m. ET on Thursday, November 18. The telephone number for the replay is +1 855-859-2056 (+1 404-537-3406, if calling from outside the United States or Canada) and the access code is 9760937.

About Vishay
Vishay manufactures one of the world’s largest portfolios of discrete semiconductors and passive electronic components that are essential to innovative designs in the automotive, industrial, computing, consumer, telecommunications, military, aerospace, and medical markets. Serving customers worldwide, Vishay is The DNA of tech.™ Vishay Intertechnology, Inc. is a Fortune 1,000 Company listed on the NYSE (VSH). More on Vishay at  www.Vishay.com.

This press release includes certain financial measures which are not recognized in accordance with U.S. generally accepted accounting principles ("GAAP"), including adjusted net earnings; adjusted earnings per share; adjusted gross margin; adjusted operating margin; free cash; earnings before interest, taxes, depreciation and amortization ("EBITDA"); adjusted EBITDA; and adjusted EBITDA margin; which are considered "non-GAAP financial measures" under the U.S. Securities and Exchange Commission rules. These non-GAAP measures supplement our GAAP measures of performance or liquidity and should not be viewed as an alternative to GAAP measures of performance or liquidity. Non-GAAP measures such as adjusted net earnings, adjusted earnings per share, adjusted gross margin, adjusted operating margin, free cash, EBITDA, adjusted EBITDA, and adjusted EBITDA margin do not have uniform definitions. These measures, as calculated by Vishay, may not be comparable to similarly titled measures used by other companies. Management believes that such measures are meaningful to investors because they provide insight with respect to intrinsic operating results of the Company. Although the terms "free cash" and "EBITDA" are not defined in GAAP, the measures are derived using various line items measured in accordance with GAAP. Reconciling items to arrive at adjusted net earnings represent significant charges or credits that are important to understanding the Company's intrinsic operations. Reconciling items to calculate adjusted gross margin, adjusted operating margin and adjusted EBITDA represent those same items used in computing adjusted net earnings, as relevant. Furthermore, the presented calculation of adjusted EBITDA is substantially similar to, but not identical to, a measure used in the calculation of financial ratios required for covenant compliance under Vishay's revolving credit facility. These reconciling items are indicated on the accompanying reconciliation schedules and are more fully described in the Company's financial statements presented in its annual report on Form 10-K and its quarterly reports presented on Forms 10-Q.

Statements contained herein that relate to the Company's future performance, including statements with respect to forecasted revenues, margins, inventories, product demand, anticipated areas of growth, market segment performance, and the performance of the economy in general, are forward-looking statements within the safe harbor provisions of Private Securities Litigation Reform Act of 1995. Words such as "believe," "estimate," "will be," "will," "would," "expect," "anticipate," "plan," "project," "intend," "could," "should," or other similar words or expressions often identify forward-looking statements. Such statements are based on current expectations only, and are subject to certain risks, uncertainties and assumptions, many of which are beyond our control. Should one or more of these risks or uncertainties materialize, or should underlying assumptions prove incorrect, actual results, performance, or achievements may vary materially from those anticipated, estimated or projected. Among the factors that could cause actual results to materially differ include: general business and economic conditions; manufacturing or supply chain interruptions or changes in customer demand because of COVID-19 or otherwise; delays or difficulties in implementing our cost reduction strategies; delays or difficulties in expanding our manufacturing capacities; an inability to attract and retain highly qualified personnel; changes in foreign currency exchange rates; uncertainty related to the effects of changes in foreign currency exchange rates; competition and technological changes in our industries; difficulties in new product development; difficulties in identifying suitable acquisition candidates, consummating a transaction on terms which we consider acceptable, and integration and performance of acquired businesses; changes in U.S. and foreign trade regulations and tariffs, and uncertainty regarding the same; changes in applicable domestic and foreign tax regulations, and uncertainty regarding the same; changes in applicable accounting standards and other factors affecting our operations that are set forth in our filings with the Securities and Exchange Commission, including our annual reports on Form 10-K and our quarterly reports on Form 10-Q. We undertake no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

The DNA of tech ™ is a trademark of Vishay Intertechnology.

VISHAY INTERTECHNOLOGY, INC.
Summary of Operations
(Unaudited - In thousands, except per share amounts)

	Fiscal quarters ended
	October 2, 2021	July 3, 2021	October 3, 2020

Net revenues	$813,663	$819,120	$640,160
Costs of products sold*	587,927	589,848	488,451
Gross profit	225,736	229,272	151,709
Gross margin	27.7%	28.0%	23.7%

Selling, general, and administrative expenses*	102,215	103,900	90,219
Operating income	123,521	125,372	61,490
Operating margin	15.2%	15.3%	9.6%

Other income (expense):
Interest expense	(4,427)	(4,443)	(7,414)
Loss on early extinguishment of debt	-	-	(3,454)
Other	(2,679)	(3,749)	(4,898)
Total other income (expense) - net	(7,106)	(8,192)	(15,766)

Income before taxes	116,415	117,180	45,724

Income tax expense	19,333	23,799	12,063

Net earnings	97,082	93,381	33,661

Less: net earnings attributable to noncontrolling interests	262	189	177

Net earnings attributable to Vishay stockholders	$96,820	$93,192	$33,484

Basic earnings per share attributable to Vishay stockholders	$0.67	$0.64	$0.23

Diluted earnings per share attributable to Vishay stockholders	$0.67	$0.64	$0.23

Weighted average shares outstanding - basic	145,017	145,017	144,854

Weighted average shares outstanding - diluted	145,458	145,445	145,197

Cash dividends per share	$0.095	$0.095	$0.095

* The fiscal quarter ended October 3, 2020 includes incremental costs of products sold and selling, general, and administrative expenses (benefits) separable from normal operations directly attributable to the COVID-19 pandemic of $242 and $(441), respectively.

VISHAY INTERTECHNOLOGY, INC.
Summary of Operations
(Unaudited - In thousands, except per share amounts)

	Nine fiscal months ended
	October 2, 2021	October 3, 2020

Net revenues	$2,397,415	$1,834,718
Costs of products sold*	1,739,458	1,405,099
Gross profit	657,957	429,619
Gross margin	27.4%	23.4%

Selling, general, and administrative expenses*	311,800	279,178
Restructuring and severance costs	-	743
Operating income	346,157	149,698
Operating margin	14.4%	8.2%

Other income (expense):
Interest expense	(13,246)	(24,396)
Loss on early extinguishment of debt	-	(7,520)
Other	(12,159)	(6,184)
Total other income (expense) - net	(25,405)	(38,100)

Income before taxes	320,752	111,598

Income tax expense	58,646	25,658

Net earnings	262,106	85,940

Less: net earnings attributable to noncontrolling interests	659	584

Net earnings attributable to Vishay stockholders	$261,447	$85,356

Basic earnings per share attributable to Vishay stockholders	$1.80	$0.59

Diluted earnings per share attributable to Vishay stockholders	$1.80	$0.59

Weighted average shares outstanding - basic	145,000	144,831

Weighted average shares outstanding - diluted	145,455	145,221

Cash dividends per share	$0.285	$0.285

* The nine fiscal months ended October 3, 2020 includes incremental costs of products sold and selling, general, and administrative expenses (benefits) separable from normal operations directly attributable to the COVID-19 pandemic of $4,295 and $(871), respectively.

VISHAY INTERTECHNOLOGY, INC.
Consolidated Condensed Balance Sheets
(In thousands)

	October 2, 2021	December 31, 2020
	(Unaudited)
Assets
Current assets:
Cash and cash equivalents	$831,760	$619,874
Short-term investments	84,177	158,476
Accounts receivable, net	378,523	338,632
Inventories:
Finished goods	152,769	120,792
Work in process	223,355	201,259
Raw materials	156,544	126,200
Total inventories	532,668	448,251

Prepaid expenses and other current assets	146,870	132,103
Total current assets	1,973,998	1,697,336

Property and equipment, at cost:
Land	75,063	76,231
Buildings and improvements	632,219	641,041
Machinery and equipment	2,746,511	2,732,771
Construction in progress	112,157	86,520
Allowance for depreciation	(2,640,993)	(2,593,398)
	924,957	943,165

Right of use assets	110,083	102,440

Goodwill	157,683	158,183

Other intangible assets, net	59,583	66,795

Other assets	197,974	186,554
Total assets	$3,424,278	$3,154,473

VISHAY INTERTECHNOLOGY, INC.
Consolidated Condensed Balance Sheets (continued)
(In thousands)

	October 2, 2021	December 31, 2020
	(Unaudited)

Liabilities and equity
Current liabilities:
Trade accounts payable	$221,666	$196,203
Payroll and related expenses	155,792	141,034
Lease liabilities	21,583	22,074
Other accrued expenses	206,045	182,642
Income taxes	40,648	20,470
Total current liabilities	645,734	562,423

Long-term debt less current portion	454,848	394,886
U.S. transition tax payable	110,681	125,438
Deferred income taxes	1,843	1,852
Long-term lease liabilities	94,064	86,220
Other liabilities	105,880	104,356
Accrued pension and other postretirement costs	283,049	300,113
Total liabilities	1,696,099	1,575,288

Redeemable convertible debentures	-	170

Equity:
Vishay stockholders' equity
Common stock	13,271	13,256
Class B convertible common stock	1,210	1,210
Capital in excess of par value	1,346,980	1,409,200
Retained earnings	379,672	138,990
Accumulated other comprehensive income (loss)	(15,613)	13,559
Total Vishay stockholders' equity	1,725,520	1,576,215
Noncontrolling interests	2,659	2,800
Total equity	1,728,179	1,579,015
Total liabilities, temporary equity, and equity	$3,424,278	$3,154,473

VISHAY INTERTECHNOLOGY, INC.
Consolidated Condensed Statements of Cash Flows
(Unaudited - In thousands)
	Nine fiscal months ended
	October 2, 2021	October 3, 2020

Operating activities
Net earnings	$262,106	$85,940
Adjustments to reconcile net earnings to
net cash provided by operating activities:
Depreciation and amortization	125,095	123,776
(Gain) loss on disposal of property and equipment	(254)	257
Accretion of interest on convertible debt instruments	-	10,232
Inventory write-offs for obsolescence	14,960	17,891
Loss on early extinguishment of debt	-	7,520
Deferred income taxes	(4,208)	(1,142)
Other	8,376	3,188
Change in U.S. transition tax liability	(14,757)	(14,757)
Change in repatriation tax liability	-	(16,258)
Changes in operating assets and liabilities, net of effects of business acquired	(80,866)	(27,408)
Net cash provided by operating activities	310,452	189,239

Investing activities
Purchase of property and equipment	(118,156)	(70,801)
Proceeds from sale of property and equipment	1,257	293
Purchase of businesses, net of cash acquired	-	(25,852)
Purchase of short-term investments	(55,491)	(157,177)
Maturity of short-term investments	126,171	241,016
Other investing activities	347	(529)
Net cash used in investing activities	(45,872)	(13,050)

Financing activities
Repurchase of convertible debt instruments	(300)	(148,177)
Net changes in short-term borrowings	-	(110)
Dividends paid to common stockholders	(37,823)	(37,779)
Dividends paid to Class B common stockholders	(3,448)	(3,448)
Distributions to noncontrolling interests	(800)	(600)
Cash withholding taxes paid when shares withheld for vested equity awards	(1,963)	(2,016)
Net cash used in financing activities	(44,334)	(192,130)
Effect of exchange rate changes on cash and cash equivalents	(8,360)	4,230

Net increase (decrease) in cash and cash equivalents	211,886	(11,711)

Cash and cash equivalents at beginning of period	619,874	694,133
Cash and cash equivalents at end of period	$831,760	$682,422

VISHAY INTERTECHNOLOGY, INC.
Reconciliation of Adjusted Earnings Per Share
(Unaudited - In thousands, except per share amounts)
	Fiscal quarters ended			Nine fiscal months ended
	October 2, 2021	July 3, 2021	October 3, 2020	October 2, 2021	October 3, 2020

GAAP net earnings attributable to Vishay stockholders	$96,820	$93,192	$33,484	$261,447	$85,356

Reconciling items affecting gross profit:
Impact of the COVID-19 pandemic	$-	$-	$242	$-	$4,295

Other reconciling items affecting operating income:
Restructuring and severance costs	$-	$-	$-	$-	$743
Impact of the COVID-19 pandemic	$-	$-	$(441)	-	(871)

Reconciling items affecting other income (expense):
Loss on early extinguishment of debt	$-	$-	$3,454	$-	$7,520

Reconciling items affecting tax expense (benefit):
Changes in tax regulation	$-	$(3,881)	$-	$(8,276)	$-
Change in deferred taxes due to early extinguishment of debt	-	-	-	-	(1,346)
Effects of cash repatriation program	-	-	-	-	(190)
Effects of changes in valuation allowances	(5,714)	-	-	(5,714)	-
Tax effects of pre-tax items above	-	-	(716)	-	(2,787)

Adjusted net earnings	$91,106	$89,311	$36,023	$247,457	$92,720

Adjusted weighted average diluted shares outstanding	145,458	145,445	145,197	145,455	145,221

Adjusted earnings per diluted share	$0.63	$0.61	$0.25	$1.70	$0.64

VISHAY INTERTECHNOLOGY, INC.
Reconciliation of Free Cash
(Unaudited - In thousands)
	Fiscal quarters ended			Nine fiscal months ended
	October 2, 2021	July 3, 2021	October 3, 2020	October 2, 2021	October 3, 2020
Net cash provided by operating activities	$135,669	$117,461	$64,330	$310,452	$189,239
Proceeds from sale of property and equipment	1,023	34	63	1,257	293
Less: Capital expenditures	(57,446)	(32,183)	(21,969)	(118,156)	(70,801)
Free cash	$79,246	$85,312	$42,424	$193,553	$118,731

VISHAY INTERTECHNOLOGY, INC.
Reconciliation of EBITDA and Adjusted EBITDA
(Unaudited - In thousands)
	Fiscal quarters ended			Nine fiscal months ended
	October 2, 2021	July 3, 2021	October 3, 2020	October 2, 2021	October 3, 2020

GAAP net earnings attributable to Vishay stockholders	$96,820	$93,192	$33,484	$261,447	$85,356
Net earnings attributable to noncontrolling interests	262	189	177	659	584
Net earnings	$97,082	$93,381	$33,661	$262,106	$85,940

Interest expense	$4,427	$4,443	$7,414	$13,246	$24,396
Interest income	(295)	(325)	(514)	(907)	(3,324)
Income taxes	19,333	23,799	12,063	58,646	25,658
Depreciation and amortization	41,216	41,733	41,618	125,095	123,776
EBITDA	$161,763	$163,031	$94,242	$458,186	$256,446

Reconciling items
Impact of the COVID-19 pandemic	$-	$-	$(199)	$-	$3,424
Restructuring and severance costs	-	-	-	-	743
Loss on early extinguishment of debt	-	-	3,454	-	7,520

Adjusted EBITDA	$161,763	$163,031	$97,497	$458,186	$268,133

Adjusted EBITDA margin**	19.9%	19.9%	15.2%	19.1%	14.6%

** Adjusted EBITDA as a percentage of net revenues

Contact:
Vishay Intertechnology, Inc.
Peter Henrici
Senior Vice President, Corporate Communications
+1-610-644-1300